Exhibit 4.10

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED _____ __, 20[●] (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM [    ].

CROSSROADS SYSTEMS, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of [Type of Security] of Crossroads Systems, Inc.

Subscription Price: $[●] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON _______ __, 20[●], UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase [●] shares of [Type of Security], with a par value of $[●] per share, of Crossroads Systems, Inc., a Delaware corporation, at a subscription price of $[●] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Crossroads Systems, Inc. Subscription Rights Certificate” accompanying this Subscription Rights Certificate. [If over-subscription rights are included in the offering: If any shares of [Type of Security] available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Rights (the “Over-Subscription Shares”), any Rights holder that exercises its Basic Subscription Rights in full may subscribe for a portion of Over-Subscription Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”)]. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning full payment of the subscription price for each share of [Type of Security] in accordance with the “Instructions for Use of Crossroads Systems, Inc. Subscription Rights Certificate”

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Crossroads Systems, Inc. and the signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand, courier or other expedited service:	If delivering by mail:
American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
6201 15th Avenue	P.O. Box 2042
Brooklyn, New York 11219	Brooklyn, New York 10272-2042

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Rights, please complete lines (a) and (c) and sign under Form 3 below. [If over-subscription rights are included: or the Over-Subscription Privilege]To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.] To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Rights [If over-subscription rights are included: or the Over-Subscription Privilege], you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Rights or Over-Subscription Privilege, as applicable.

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHTS:

I exercise ______________ Rights	x	[ ]	=	_______________
(no. of Rights)		(subscription ratio)		(no. of new shares)

I apply for ______________ shares	x	$[ ]	=	$_______________
(no. of new shares from line above)		(subscription price)		(amount enclosed)

(b)	[If applicable: EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Right in full and wish to subscribe for Over-Subscription Shares in an amount equal to or less than the number of shares of Common Stock available to you pursuant to your Basic Subscription Rights:

I apply for ______________ shares	x	$[ ]	=	$_______________
(number of Over- Subscription Shares)		(subscription price)		(amount enclosed)

(c)	Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”
☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #●●●●●●●●●●●, Account # ●●●●●●●●●●● American Stock Transfer, LLC FBO Crossroads Systems, Inc., with reference to the rights holder's name.

FORM 2- DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

_______________________________________________________________

_______________________________________________________________

_______________________________________________________________

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. [By signing below I confirm that (1) after giving effect to the exercise of my Rights, I will not beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, more than 4.95% of the Company’s outstanding shares of Common Stock (calculated immediately upon the closing of the rights offering, assuming all subscription rights are exercised in full, as described in the Prospectus) and (2), if I already beneficially own, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, in excess of 4.95% of the Company’s outstanding shares of Common Stock I will not, via the exercise of the Rights, increase my proportionate interest in the Company’s Common Stock (with respect to (1) or (2), any such excess shares, the “Excess Shares”). With respect to any such Excess Shares, I hereby (1) irrevocably appoint and constitute the Company, each of its authorized officers and their designees, and each of them, with full power of substitution, as my proxy and attorney in fact with full authority to vote and act by written consent with respect to any such Excess Shares on any matter submitted to shareholders for a vote or action by written consent, in the discretion of such proxy, to the same extent I would have the power to vote or act by written consent and (2) grant the Company a right for 90 days from the closing of the rights offering to repurchase such Excess Shares at the lesser of the $[●] per share subscription price and the closing price of the Company’s Common Stock on the NASDAQ Capital Market on the trading day immediately prior to the date on which notice is sent to the holder of the Company’s intent to exercise such right, which notice must be sent prior to the expiration of such 90 day period. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.]

Signature(s): ______________________________________________________
IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 3.

Signature Guaranteed: _______________________________________________

(Name of Bank or Firm)

By:_______________________________________________________________

(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF SAMPLE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT ____________________, THE INFORMATION AGENT, AT (___) ___-____.